EXHIBIT 23.6

WILSON GILLETTE & CO.

2300 Clarendon Boulevard
Suite 1010
Arlington, Virginia 22201
Telephone: (703) 525-6595
Fax: (703) 527-0421
August 9, 2007

OSG America L.P.
Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602

Ladies and gentlemen:

        Reference is made to the prospectus (the "Prospectus") included in the registration statement on Form S-1 (the "Registration Statement") relating to the initial public offering of common units representing limited partner interests in OSG America L.P. (the "Partnership").

        We have reviewed the section in the Prospectus entitled "The Jones Act Product Carrier and Barge Industry" and confirm that it accurately describes the U.S. coastwise oil and petroleum products shipping industry. We advise the Partnership that our role has been limited to the provision of the statistical data, graphs and tables set forth in the section of the Prospectus entitled "The Jones Act Product Carrier and Barge Industry." With respect to such statistical data, graphs and tables supplied by us, we further advise the Partnership that:

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  some information in our databases is derived from estimates or subjective judgments;

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  the information in the databases of other maritime data collection agencies may differ from the information in our databases; and

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  while we have taken reasonable care in the compilation of the statistical and graphical information we have supplied and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures, and may accordingly contain errors.

        We hereby consent to all references to our firm in the Prospectus and to the use of the statistical data, graphs and tables supplied by us set forth in the section of the Prospectus entitled "Summary," "Risk Factors," "The Jones Act Product Carrier and Barge Industry," and "Business."

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Experts."

WILSON GILLETTE & CO.,
By:	/s/ BRUCE W. WILSON Name: Bruce W. Wilson Title: Principal Consultant